                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X]  Preliminary proxy statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Hariston Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Hariston Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

        -----------------------------------------------------------------------

   (2)  Form, schedule or registration statement no.:

        -----------------------------------------------------------------------

   (3)  Filing party:

        -----------------------------------------------------------------------

   (4)  Date filed:

        -----------------------------------------------------------------------

                              HARISTON CORPORATION
                      SUITE 1555 - 1500 WEST GEORGIA STREET
                              VANCOUVER, BC V6G 2Z6

                                                                    July 3, 1998

Dear Shareholder:

         On behalf of Hariston Corporation, I cordially invite you to attend a special meeting of shareholders on Tuesday, August 25, 1998 at Suite 1600, 925 West Georgia Street, Vancouver, British Columbia, Canada at 10:00 a.m.

         At the meeting, shareholders will vote on (i) the reduction of the minimum number of directors of Hariston to three; (ii) the removal of L. James Porter as a director, and (iii) the election of three persons to the board of directors. Further information concerning the meeting and the nominees for director can be found in the accompanying Notice and Proxy Statement. In addition, there will be a report on the status of Hariston's business and an opportunity for you to express your views on subjects related to Hariston's business.

         The directors and officers of Hariston hope that as many shareholders as possible will be present at the meeting. Because the vote of each shareholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We appreciate your co-operation and interest in Hariston. To assist us in preparation for the meeting, please return the proxy card at your earliest convenience.

                                 Sincerely yours,

                                 /s/ JAMES P. ANGUS

                                 Chairman, President and Chief Executive Officer

                              HARISTON CORPORATION
                      SUITE 1555 - 1500 WEST GEORGIA STREET
                              VANCOUVER, BC V6G 2Z6

To the Holders of Common Stock                                      July 3, 1998
of Hariston Corporation

                                    NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN THAT a special meeting (the "Meeting") of shareholders of Hariston Corporation (the "Company") will be held on Tuesday, August 25, 1998 at Suite 1600, 925 West Georgia Street, Vancouver, British Columbia, Canada, at 10:00 a.m. (Vancouver time), for the following purposes:

         (a) to consider, and if thought fit approve, a special resolution to amend the Company's articles to reduce the minimum number of directors of the Company to three (3);

         (b) to remove L. James Porter from the office of director of the Company;

         (c)      to elect three (3) directors for the ensuing year; and

         (d) to transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has specified that proxies to be used at the Meeting or any adjournment thereof must be deposited at Vancouver, British Columbia, Canada, with Montreal Trust Company as transfer agent for the Company, not later than 5:00 p.m. (Vancouver time), August 24, 1998. Shareholders of record at the close of business on July 10, 1998, are entitled to vote at the meeting and any adjournment thereof.

         This notice and the accompanying proxy material are sent to you by order of the Board of Directors.

                                 /s/ JAMES P. ANGUS
                                 Chairman, President and Chief Executive Officer

          YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE PROXY SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED FOR YOUR USE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN
              PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                              HARISTON CORPORATION
                      SUITE 1555 - 1500 WEST GEORGIA STREET
                              VANCOUVER, BC V6G 2Z6

                            MANAGEMENT PROXY CIRCULAR
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 25, 1998

         This Proxy Statement, dated July 3, 1998, is furnished in connection with the solicitation by the management of Hariston Corporation ("Hariston" or the "Company") of proxies to be voted at a special meeting of Hariston shareholders on August 25, 1998, and any adjournment thereof (the "Meeting"). It is currently anticipated that definitive copies of this Proxy Statement and the accompanying Proxy and the Annual Report to Shareholders will be mailed to shareholders on or about July 29, 1998. THIS IS A MANAGEMENT PROXY CIRCULAR AND PROXIES ARE SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY FOR USE AT THE MEETING.

         Mr. L. James Porter, a director and the Corporate Secretary and Chief Financial Officer of the Company, has informed the directors of Hariston in writing that he intends to oppose the action to be taken by management set forth in the Notice of Meeting.

         Holders of record of the Company's Common Stock, without par value ("Shareholders") at the close of business on July 10, 1998, are entitled to receive notice of the meeting and to vote the shares held on that date. The number of voting securities of Hariston outstanding on July 3, 1998 was 12,663,113 shares of Common Stock, without par value ("Common Stock"). Each share of Common Stock is entitled to one vote.

         In this Proxy Statement, all references to dollar amounts are in United States dollars unless otherwise noted.

                  MARKET PRICES FOR THE COMPANY'S COMMON EQUITY

         The Company's Common Stock trades on the OTC Bulletin Board in the United States, an over-the-counter market regulated by the National Association of Securities Dealers, Inc. The Company's trading symbol is "HRSNF." On the Record Date, there will be approximately 4,000 record holders of the Common Stock. On July 2, 1998, the trading day immediately preceding the date of this Proxy Circular, the last sale price of the Common Stock on the OTC Bulletin Board was $o.

          CHANGE OF MINIMUM NUMBER OF DIRECTORS OF THE COMPANY TO THREE

         Management of the Company propose that the minimum number of directors of the Company be reduced from four (4) to three (3). Presently, the Company's articles provide that the minimum number of directors of the Company is four and the maximum number of directors is 15. Management believe that it is in the best interests of the Company to have the flexibility of a smaller board of three persons, and accordingly recommend that Shareholders approve a special resolution (the text of which is set forth in Appendix A) amending the Company's articles to provide that the minimum number of directors of the Company be three. The maximum number of directors of the Company would continue to be 15.

         To be effective, this special resolution must be passed by a majority of not less than two-thirds of the votes cast by the Shareholders either present in person at the meeting or represented by proxy voting in respect of such resolution.

                      NEGOTIATIONS WITH GEREX BIOTECH INC.

         On July 3, 1998 the Company and Gerex Biotech Inc. ("Gerex") executed a letter of intent regarding a possible transaction with Gerex and its principals. The proposed transaction would entail Gerex restructuring itself by transferring all of its current assets and businesses into a newly formed subsidiary company, Gerex Pharmaceuticals Inc. ("Gerex Pharmaceuticals").

         The proposed transaction contemplates that the Company would acquire approximately 44% of Gerex Pharmaceuticals by purchasing of 5,294,118 common shares for cash consideration of $1.8 million and 3,529,412 redeemable voting preferred shares for cash consideration of $1.2 million. Gerex Pharmaceuticals would hold the $1.2 million subscription proceeds from the preferred shares in escrow for the benefit of the Company. The Company would be required to convert the preferred shares into an equivalent number of Gerex Pharmaceuticals common shares upon Gerex Pharmaceuticals meeting certain performance criteria, the principal one being the issuance to Gerex Pharmaceuticals on or before March 1, 2000 of an Investigational New Drug Authorization (the "IND") by the applicable regulatory authorities in the United States, Canada, Japan or the European Community.If Gerex Pharmaceuticals fails to meet these performance criteria, the Company, is entitled to cause Gerex Pharmaceuticals to redeem the preferred shares and repay to the Company the escrowed $1.2 million subscription proceeds.

         Upon satisfaction of certain conditions, all Gerex Pharmaceuticals shareholders other than the Company would have the right to exchange their Gerex Pharmaceuticals shares for shares of the Company. Conversely, upon satisfaction of certain conditions, the Company would have the right to require all Gerex Pharmaceuticals shareholders other than the Company to exchange their Gerex Pharmaceuticals shares for shares of Hariston, or to require Gerex Pharmaceuticals to list its shares on a recognized stock exchange in Canada or the United States.

         Gerex is a Vancouver-based early-stage biopharmaceutical corporation specializing in research regarding the treatment of Alzheimer disease and other degenerative disorders associated with ageing and holds the exclusive license to issued patents covering the use of non-steroidal anti-inflammatory drugs for the treatment of dementia. Gerex is proposing to develop a proprietary drug treatment that is intended to arrest or substantially slow the progression of Alzheimer disease.

         Management's discussions with Gerex are at a preliminary stage and the Company and Gerex have not yet entered into any binding agreement regarding any proposed transaction. In the event that the directors determine that it is not in the best interests of the Company to pursue a transaction involving Gerex, the directors will consider other opportunities to maximize shareholder value, or, in the alternative, the liquidation and dissolution of the Company.

         Because the Company does not presently carry on, either directly or through subsidiaries, any active business, it would be an "investment company" for the purposes of the United States Investment Company Act of 1940 (the "1940 Act") but for its intention, evidenced by board of directors resolution dated December 19, 1997 to, as soon as reasonably possible, engage primarily in a business other than investing, reinvesting, owning, holding or trading in securities. The completion of the proposed transaction with Gerex will result in the purchase of securities for the purposes of the 1940 Act and therefore cause Hariston to be an investment company.

         Because the Company is not a United States company, it will not be required to register under the 1940 Act. However, if the Company becomes an investment company, it would be unlawful for it to make a public offering of its securities in the United States in the absence of such registration. The Company does not expect to register under the 1940 Act and accordingly would be prevented from offering its securities to the public in the United States until such time as it ceases to be an investment company. The Company does not consider this disability to be materially adverse to it as it has no present intention to offer securities to the public in the United States. Registration under the 1940 Act would have a material adverse effect on the Company and its results of operations due to significant substantive restrictions and requirements imposed by the 1940 Act.

         Hariston shareholders, whether resident in the United States or elsewhere, will not be restricted in their ability to trade in Hariston's shares as a result of Hariston becoming an investment company.

                    REMOVAL OF L. JAMES PORTER AS A DIRECTOR

         Pursuant to the Canada Business Corporations Act (the "CBCA"), shareholders will be asked at the meeting to pass an ordinary resolution to remove L. James Porter from the office of director.

                              ELECTION OF DIRECTORS

         Pursuant to the CBCA, as implemented by Hariston's Certificate of Incorporation and By-laws, all corporate powers are exercised by and under the direction of the board of directors, and the Company's business, property and affairs are managed by and under the direction of the board of directors.

                                    NOMINEES

         Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. Management of the Company is of the opinion that the election to the board of directors of the persons identified below would be in the best interests of the Company Two currently serve as directors of the Company. Each of the nominees have consented to serve or continue to serve if elected. The names of the nominees are as follows: James P. Angus, Philip J. Langridge and Neil S. MacKenzie. Information concerning these nominees is submitted by management.

         Set forth below is certain information with respect to each person proposed to be nominated by management for election as a director of the Corporation. Information with respect to ages of the directors is as of July 3, 1998 and information as to their ownership of shares of Hariston Common Stock as of that date is provided under the caption "OWNERSHIP OF COMMON STOCK"

         JAMES P. ANGUS, age 51, was appointed to the Company's Board of Directors in December 1994 and became President and Chief Executive Officer of the Company in December, 1997. Mr. Angus has been President of Angroup Holdings Limited, a private investment holding company, since 1988. Mr. Angus' ordinary residence is West Vancouver, British Columbia, Canada.

         PHILIP J. LANGRIDGE, age 50, is President of Churchill International Property Corporation, a private real estate investment and development company founded in 1987. Mr. Langridge has specialized in real estate development and finance since graduating in London, England as a Fellow of The Royal Institution of Chartered Surveyors in 1971. Mr. Langridge's ordinary residence is West Vancouver, British Columbia, Canada.

         NEIL S. MACKENZIE, age 53, was appointed to the Board of Directors in December 1994. Mr. MacKenzie is also President of NS MacKenzie & Company Limited, a management consulting firm, a position he has held since 1991, a partner with the Chancellor Partners, a company engaged in management consulting, Secretary/Treasurer of Canadian Fine Papers (B.C.) Corp., a private merchant of fine papers, President of 509306 B.C. Limited, a private children's software developer, President of Interlearn Holdings Ltd., a public holding company, a director of Mineral Solutions, Inc., a private marketer of coal combustion products, a director of RTDS Technologies, Inc., a private manufacturer of software and hardware for the electric utility industry, and a director of Advanced Process Control Ltd., a private manufacturer of software for computer controlled industrial processes. From 1976 to 1991, Mr. MacKenzie was a Partner and held various other positions with Ernst & Young, Management Consultants. Mr. MacKenzie's ordinary residence is Vancouver, British Columbia, Canada.

         IF NO CHOICE IS SPECIFIED IN THE FORM OF PROXY AS TO THE MANNER IN WHICH THE PERSON NAMED IN THE PROXY IS REQUIRED TO VOTE THE SHARES REPRESENTED THEREBY, THE PERSON NAMED AS PROXY INTENDS TO VOTE ALL SHARES FOR WHICH HE RECEIVES SUCH PROXIES FOR THE ELECTION OF THE NOMINEES IDENTIFIED

HEREIN. If authority is withheld by the Shareholder giving the proxy with respect to one or more of such nominees, the shares will not be voted for the election of any directors as to whom such authority is withheld. The person named as proxy is not permitted to vote for a greater number of persons than the three persons named as nominees herein.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held nine meetings during the fiscal year ended December 31, 1997. Among the incumbent nominees for membership on the Board of Directors, no Director attended fewer than 75% of the aggregate of the meetings of the Board and the Committees upon which he served.

COMMITTEES OF THE BOARD

         The Board of Directors has standing Audit and Compensation Committees, but does not have a Nominating Committee. In practice, the entire Board performs the function of a Nominating Committee.

         Audit Committee. The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 1997. The Committee's responsibility is to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the selection of independent auditors, the determination of the scope of audit procedures, the nature of the services to be performed by and the fees to be paid to the Company's independent auditors, the establishment of the accounting practices of the Company, and the monitoring of all financial aspects of the Company's operations. The Audit Committee is composed of Mr. James P. Angus, Mr. Neil S. MacKenzie and Mr. L. James Porter.

         Compensation Committee. The Compensation Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 1997. The Committee is responsible for making recommendations to the Board concerning such executive compensation arrangements and plans as it deems appropriate. The Compensation Committee was composed of Mr. Nuno Brandolini (prior to his resignation as Chairman and Chief Executive Officer and director in December,
1997), Mr. James P. Angus and Mr. Neil S. MacKenzie. The Compensation Committee is presently comprised of Mr. James P. Angus and Mr. Neil S. MacKenzie.

DIRECTOR COMPENSATION ARRANGEMENTS

         Directors receive a fee from the Company equal to $C1,000 per month plus $C500 per meeting attended.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors hereby presents to the shareholders of the Company this report concerning the compensation of the Company's executive officers, including the Named Executive Officers. The Compensation Committee is responsible for setting and administering the compensation policies of the Company with respect to its executive officers and, on an annual basis, determining the compensation of each executive officer.

         The Company's executive compensation program is designed to align executive compensation with the Company's business strategy and performance. The goals of the executive compensation program are: (i) to attract and retain key executives critical to the success of the Company; (ii) to provide levels of compensation which are competitive with those offered by the Company's competitors and by other companies of similar size; and (iii) to motivate executives to enhance long-term shareholder value by building appropriate ownership in the Company.

         The annual compensation for the executive officers includes base salaries, coupled with cash bonuses and stock options. Base salaries are the fixed component of the executive officers' compensation package. Salaries are set and adjusted based upon competitive standards and individual performance. The compensation of Mr. Brandolini, the Company's Chairman and Chief Executive Officer for part of the last fiscal year, and Mr. McCarthy, the Company's President for part of the last fiscal year, was rendered through an arrangement between Hariston and Scorpion Holdings Inc. described below.

         The award of cash bonuses is based upon the performance of the Company during the prior year and the contribution of each individual executive officer to the Company's performance. Among the factors (the "Performance Factors") which the Committee has established to assess the Company's overall performance are: the Company's performance against budget and targets for sales, expenses and profits, and the successful implementation of both short and long-term corporate strategies for enhancing shareholder value (e.g., strategic acquisitions, divestitures, facilities expansion, productivity improvements, etc.).

         A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of the Company's Common Shares. The award of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's shareholders. Under the Company's stock option plans, options are granted from time to time to certain officers and key employees of the Company and its subsidiaries at the fair market value of the Company's Common Shares at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance. The award of stock options to executive officers is determined based upon individual performance, level of compensation and position with the Company.

         The Committee has reviewed the 1998 base salaries of each of the executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by the Company's competitors and by other companies of similar size.

         The Committee has also reviewed Mr. Brandolini's compensation for 1997 and is of the opinion that his compensation was not unreasonable in view of those paid to CEO's of the Company's competitors and by other companies of similar size. Mr. Brandolini was not paid a cash bonus for 1997. Mr. Angus was paid no compensation for serving as Chairman, President and Chief Executive Officer during 1997.

COMPENSATION COMMITTEE:

James P. Angus
Neil S. MacKenzie

                        SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth certain summary information concerning compensation paid or accrued for services rendered to the Company in all capacities during the years ended December 31, 1996, and 1997 to Mr. Brandolini, and during the years ended December 31, 1995, 1996 and 1997 to and Mr. Angus, who both served as Chief Executive Officer of the Company during portions of 1997, and Mr. Porter, who was the only executive officer of the Company whose total salary and bonus for 1997 exceeded $C100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

=========================================================================================================================
                                                                                         Long Term
                                                                                       Compensation
                                                                                     ------------------
                                                                                        Securities
                                                                    Other Annual        Underlying         All Other
    Name and Principal                    Salary        Bonus       Compensation          Options         Compensation
         Position             Year         ($)           ($)             ($)                (#)               ($)
=========================================================================================================================
Nuno Brandolini(1)          1997                (2)          (2)               Nil.               Nil.               (2)
Chairman and Chief          1996                (2)          (2)               Nil.            440,000               (2)
Executive Officer
-------------------------------------------------------------------------------------------------------------------------
James P. Angus(3)           1997               Nil.         Nil.               Nil.               Nil.              Nil.
President and Chief         1996               Nil.         Nil.               Nil.            160,000              Nil.
Executive Officer           1995               Nil.         Nil.               Nil.         150,000(4)              Nil.
-------------------------------------------------------------------------------------------------------------------------
L. James Porter             1997            100,000         Nil.               Nil.               Nil.              Nil.
Chief Financial Officer     1996             95,833        7,000               Nil.            240,000              Nil.
and Corporate Secretary     1995(5)          64,167        7,000               Nil.         250,000(4)              Nil.
=========================================================================================================================

----------------------

(1) Mr. Brandolini resigned as Chief Executive Officer and as a director of the Company in December, 1997.
(2) Mr. Brandolini received no salary or bonus payments from the Company. As described below, Mr. Brandolini's services were rendered through an arrangement between the Company and Scorpion Holdings, Inc. During 1997, the Company paid $194,876, and during 1996, the Company paid $107,741, to Scorpion Holdings, Inc. pursuant to this arrangement. Prior to Mr. Brandolini's appointment as Chief Executive Officer in July, 1996, Mr. Brandolini received directors fees from the Company of $4,777 in 1996 and $4,766 in 1995.
(3) Mr. Angus was appointed President and Chief Executive Officer of the Company in December, 1997. The amounts of Mr. Angus's compensation for 1997 disclosed is the amount paid to him in respect of the portion of December, 1997 that he served as President and Chief Executive Officer. Prior to such appointment, Mr. Angus received directors fees from the Company of $15,851 in 1997, $14,808 in 1996 and $16,327 in 1995.
(4) All outstanding option grants under the 1995 Stock Option Plan were cancelled on July 17, 1996.
(5) Mr. Porter was appointed Chief Financial Officer and Corporate Secretary of the Company in February, 1995.

OPTION GRANTS AND EXERCISES

No options were granted to the Named Executive Officers during the fiscal year ended December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

The following table sets forth information with respect to exercises of stock options by the Named Executive Officers during the fiscal year ended December 31, 1997 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 1997. No Named Executive Officer other than those listed in the following table held any options as of December 31, 1997.

======================================================================================================================
                                                              Number of Securities           Value of Unexercised
                                                             Underlying Unexercised        In-the-Money Options at
                           Shares                           Options at December 31,           December 31, 1997
                       Acquired on       Value Realized             1997 (#)                       ($)(1)
        Name           Exercise (#)           ($)          Exercisable / Unexercisable   Exercisable / Unexercisable
======================================================================================================================
Nuno Brandolini              0                 0                306,667 / 133,333                   0 / 0
----------------------------------------------------------------------------------------------------------------------
James P. Angus               0                 0                 120,000 / 40,000                   0 / 0
----------------------------------------------------------------------------------------------------------------------
L. James Porter              0                 0                 176,666 / 63,334                   0 / 0
======================================================================================================================

-------------
(1)      Based on the closing price of the Common Stock of $0.24 on December
         31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the current members of the Compensation Committee are Messrs. Angus and MacKenzie. Mr. Angus serves as the President and Chief Executive Officer of the Company.

STOCK OPTIONS

         1996 Stock Option Plan. In July 1996, the Company adopted the 1996 Stock Option Plan (the "1996 Plan") covering an aggregate of 260,000 shares of the Company's Common Stock. The purpose of the 1996 Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company's business. Pursuant to the 1996 Plan, the Company may grant incentive and nonstatutory (non-qualified) stock options to key employees, officers, directors or consultants of the Company.

         The 1996 Plan is administered by the Board of Directors, which has sole discretion and authority, consistent with the provisions of the 1996 Plan, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the 1996 Plan. The Board may also appoint a committee to administer the 1996 Plan and, subject to applicable law, to exercise all of the powers of the Board under the 1996 Plan. As of December 31, 1997, 260,000 options were outstanding under the 1996 Plan at a weighted average exercise price equal to $1.25 per share.

         The maximum term of a stock option under the 1996 Plan is seven years. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination. The exercise price of incentive stock options granted under the 1996 Plan must be at least equal to the fair market value of the Common Stock subject to the option on the date of grant. The exercise price of incentive stock options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal to at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The exercise price of nonstatutory stock options granted under the 1996 Plan shall be determined by the Board. Payment of the exercise price under an option may be made in cash, previously acquired shares of the Company's Common Stock or such other consideration as may be determined by the Board of Directors.

         The 1996 Plan may be amended at any time by the Board of Directors, although certain amendments would require Shareholder approval. The 1996 Plan will terminate in July 2006 unless earlier terminated by the Board.

         1996 Stock Option Plan No. 2. In August 1996, the Company adopted the 1996 Stock Option Plan No. 2 (the "1996 Plan No.2") covering an aggregate of 2,000,000 shares of the Company's Common Stock. The purpose of the 1996 Plan No.2 is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company's business. Pursuant to the 1996 Plan No.2, the Company may grant incentive and nonstatutory (non-qualified) stock options to key employees, officers, directors or consultants of the Company.

         The 1996 Plan No.2 is administered by the Board of Directors, which has sole discretion and authority, consistent with the provisions of the 1996 Plan No.2, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the 1996 Plan No.2. The Board may also appoint a committee to administer the 1996 Plan No.2 and, subject to applicable law, to exercise all of the powers of the Board under the 1996 Plan No.2. As of December 31, 1997, 1,130,000 options were outstanding under the 1996 Plan No.2 at a weighted average exercise price equal to $1.25 per share.

         The maximum term of a stock option under the 1996 Plan No.2 is seven years. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months, although the Board may set longer periods for exercise of supplemental stock options. The exercise price of incentive stock options granted under the 1996 Plan No.2 must be at least equal to the fair market value of the Common Stock subject to the option on the date of grant. The exercise price of incentive stock options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal to at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The exercise price of nonstatutory stock options granted under the 1996 Plan No.2 shall be determined by the Board. Payment of the exercise price under an option may be made in cash, previously acquired shares of the Company's Common Stock or such other consideration as may be determined by the Board of Directors.

         The 1996 Plan No.2 may be amended at any time by the Board of Directors, although certain amendments would require Shareholder approval. The 1996 Plan No.2 will terminate in August 2006 unless earlier terminated by the Board.


                  DIRECTORS AND OFFICERS LIABILITY INSURANCE

         As contemplated by section 124(4) of the CBCA, the Company has purchased and paid the premiums for insurance with a limit of $1 million for the policy period from February 28, 1998 to February 28, 1999 in respect of potential claims against its directors and officers and in respect of losses for which the Company may be required or permitted by law to indemnify such directors and officers. The insurance excludes from coverage $175,000 in respect of each claim arising from securities law matters under the Company reimbursement portion of the insurance, and $75,000 in respect of all other claims arising under the Company reimbursement portion of the insurance. The annual premium for the policy is $37,500, which the Company pays on an instalment basis. To date, the Company has paid instalments on the total premium of $24,656 of which $563 consists of a financing charge.

                            OWNERSHIP OF COMMON STOCK

         The following table sets forth the beneficial ownership, as of July 3, 1998, of the Company's Common Stock (i) by each person who is a director of the Company (none of whom, except Mr. Porter, beneficially owns any Common Stock of the Company), (ii) by each of the Named Executive Officers (none of whom, except Mr. Porter, beneficially owns any Common Stock of the Company), (iii) by each person who is known to be a beneficial owner of more than 5% of any class of the Company's equity securities and (iv) by all directors and executive officers of the Company as a group. A list of current executive officers of the Company is attached as Annex A hereto. Unless otherwise indicated, the persons named in the table possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

                                                                                Beneficial Ownership
                                                                 ----------------------------------------------------
5% Shareholders, Directors, Named Executive Officers
 and all Directors and Executive Officers as a Group                       Shares                   Percent(1)
---------------------------------------------------------------------------------------------------------------------
L. James Porter.............................................             546,666(2)                    4.3%
James P. Angus..............................................             320,000(3)                    2.5%
Neil S. MacKenzie...........................................             320,000(3)                    2.5%
Pierre Anthamatten..........................................             900,000(4)                    7.1%
Pacific Mercantile Company Limited..........................             696,000(5)                    5.5%
All Directors and Officers as a Group (3 Persons)...........           1,256,666(6)                    9.3%

-----------------

(1)      Based on 12,663,113 shares of Common Stock, outstanding as of July 3,
         1998.
(2) Includes 376,666 shares issuable upon exercise of options which are exercisable within 60 days.
(3) Consists solely of shares issuable upon exercise of options which are exercisable within 60 days.
(4) As reported on Schedule 13D filed by Mr. Anthamatten dated January 15, 1993, which Schedule 13D has not been amended. According to such
         Schedule 13D, such shares are owned directly by Olinka, S.A., a Luxembourg corporation, all of the outstanding shares of which are owned by Mr. Anthamatten. According to such Schedule 13D, Olinka, S.A.'s business address is 3, Rue Adames, L-1114 Luxembourg.
(5) As reported on Schedule 13D dated March 5, 1998, which Schedule 13D has not been amended. According to such Schedule 13D, such shares are owned directly by Cross Creek Financial Group Ltd., a British Columbia corporation, all of the outstanding shares of which are owned by Pacific Mercantile Company Limited, an Alberta corporation. According to such Schedule 13D, Cross Creek Finance Group Ltd.'s business address is Suite 220, 375 Water Street, Vancouver, British Columbia V6B 5C6.
(6) Includes 1,016,666 shares issuable upon exercise of options which are exercisable within 60 days.

         Based on review of the registered shareholders listing, JB Oxford & Company is the registered holder of 934,508 shares of the Company's Common Stock, representing a 7.4% interest in the Company. JB Oxford & Company was previously a market maker in the Company's stock.

         To the knowledge of the Directors and senior officers of the Company, only the following own, directly or indirectly, or exercise control or discretion over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company as of the date hereof:

                                                                                   Percentage of Issued and
                Name of Shareholder                   Number of Shares                Outstanding Shares
       --------------------------------------- -------------------------------- --------------------------------
       CEDE & Co.                                        7,673,243*                          60.6%

* Management of the Company is not aware of the beneficial owners of the shares.

         The above information was supplied by the Registrar and Transfer Agent and Management of the Company.

                  OTHER TRANSACTIONS AND CERTAIN RELATIONSHIPS

The services of Messrs. Brandolini and McCarthy, who were respectively the Chairman and Chief Executive Officer and President of the Company prior to their resignations in December, 1997, were rendered to the Company through an arrangement between Hariston and Scorpion Holdings, Inc. ("Scorpion"). Under the terms of this arrangement, Scorpion was paid a monthly fee of $20,000 which was decreased to $10,000 in September, 1997. During 1997, the Company paid $194,876 (1996 - $107,741) to Scorpion pursuant to this arrangement.

                COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

         The following graph shows a comparison of five year cumulative total returns to shareholders of the Company's Common Stock, the NASDAQ Composite Index and the NASDAQ - 100 Index over the same periods (assuming an initial investment of $100 in the Company's Common Stock, the NASDAQ Composite Index and the NASDAQ - 100 Index as of December 31, 1992 and reinvestment of all dividends). This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Circular into any filing under the Securities Act of 1933 (U.S.) or the Exchange Act of 1934 (U.S.), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                    [GRAPH]

   ------------------------------------------------------------------------------------------------------------------
                                   December 31, 1992         1993           1994        1995         1996       1997
   ------------------------------------------------------------------------------------------------------------------
   Hariston Common Stock                     $100.00      $280.00      $106.66        $86.67       $12.50      $6.40
   NASDAQ Composite Index                    $100.00      $114.75      $109.50       $155.42      $190.71    $237.09
   NASDAQ - 100 Index                        $100.00      $110.57      $111.05       $159.98      $228.03    $275.08
   ------------------------------------------------------------------------------------------------------------------

                              SHAREHOLDER PROPOSALS

         Shareholders are advised that any shareholder proposal, including nominations to the Board of Directors, intended for consideration at the next annual meeting of shareholders of the Company must be received by the Company no later than September 12, 1998 to be included in the proxy material for that meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return receipt requested, in order to ensure timely delivery.

                  OTHER BUSINESS AND GENERAL PROXY INSTRUCTIONS

         The enclosed form of Proxy confers discretionary authority upon the person named therein with respect to amendments to matters mentioned in the Notice of Meeting, or other matters which may properly come before the meeting. The Board of Directors of the Company is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If any other matters come before the meeting or any adjournments thereof, the person named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

      TO BE EFFECTIVE, THE FORM OF PROXY MUST BE DELIVERED TO THE COMPANY AT THE ADDRESS SET FORTH BELOW, OR TO THE COMPANY, C/O MONTREAL TRUST COMPANY OF CANADA, AT 510 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA V6C 3BP, IN EITHER CASE PRIOR TO 5:00 P.M. ON AUGUST 24, 1998. A SELF ADDRESSED ENVELOPE IS ENCLOSED.

         The expense of management's proxy solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone. Banks, brokerage houses and other institutions will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies; and, if they in turn so request, the Company will reimburse such banks, brokerage houses and other institutions, nominees or fiduciaries for their expenses in forwarding such material. Directors, officers and regular employees of the Company may also solicit proxies without additional remuneration therefor.

         Shareholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate box on the enclosed Proxy and sign, date and return the Proxy in the envelope provided for that purpose. If the enclosed Proxy is properly executed and timely deposited with Montreal Trust Company as transfer agent for the Company, the shares represented thereby will be voted in accordance with the instructions of the shareholder giving the Proxy. IF NO CHOICE IS SPECIFIED IN THE FORM OF PROXY AS TO THE MANNER IN WHICH THE PERSON NAMED IN THE PROXY IS REQUIRED TO VOTE THE SHARES REPRESENTED THEREBY, THE PERSON NAMED AS PROXY INTENDS TO VOTE ALL SHARES FOR WHICH HE RECEIVES SUCH PROXIES FOR THE SPECIAL RESOLUTION TO AMEND THE COMPANY'S ARTICLES TO REDUCE THE MINIMUM NUMBER OF DIRECTORS TO THREE (3), FOR THE ORDINARY RESOLUTION TO REMOVE L. JAMES PORTER AS A DIRECTOR OF THE COMPANY AND FOR THE ELECTION OF THE NOMINEES IDENTIFIED HEREIN AS DIRECTORS. The persons named as proxy is not permitted to vote for a greater number of persons than the three persons named as nominees herein.

         A shareholder giving a proxy may revoke it at any time prior to its exercise by (a) by signing a proxy instrument bearing a later date and depositing it with the Secretary of the Company; or (b) as to any matter on which a vote shall not have already been cast pursuant to the authority conferred by such proxy instrument, by signing a written notice or verification and delivering it to the Secretary of the Meeting, or the Chair of the Meeting; or (c) by attending the Meeting in person and personally voting the shares represented by the proxy instrument; or (d) in addition to revocation in any other manner permitted by law, a proxy may be revoked under Subsection 148(4) of the CBCA by an instrument in writing executed by the shareholder or by his or her attorney in writing (or if the shareholder is a Company, under its corporate seal or by an officer or attorney thereof authorized in writing), deposited either at the registered office of the Company at Suite 1600, 925 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3L2, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or with the Chair of the Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits the proxy is revoked.

         The person designated in the accompanying form of Proxy is an Officer and/or Director of the Company. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXY TO REPRESENT HIM OR HER AT THE MEETING, OTHER THAN THE PERSON WHOSE NAME IS PRINTED AS PROXY IN THE ACCOMPANYING FORM OF PROXY, BY STRIKING OUT THE SAID PRINTED NAME AND BY INSERTING THE NAME OF HIS OR HER CHOSEN PROXY IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE FORM OF PROXY. THE PERSON SO NAMED AS THE PROXY NEED NOT BE A SHAREHOLDER OF THE COMPANY.

         Proxies, ballots and voting tabulations identifying Shareholders are kept private and will not be available to anyone except as actually necessary to meet legal requirements. Access to proxies and other individual Shareholder voting records is limited to the inspectors of election appointed by the Company and certain of the Company's employees who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

         The mailing address of the Company is: Hariston Corporation, Suite 1555-1500 West Georgia Street, Vancouver, British Columbia, Canada V6G 2Z6.

FILINGS UNDER SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires the Company's directors, officers and beneficial owners of more than 10% of its common stock to file reports of holdings and transactions of the Company's Common Stock with the Securities and Exchange Commission. Based upon Company records and other information, the Company believes that with respect to the fiscal year ended December 31, 1997, each of the Company's directors, officers and beneficial owners of more than 10% of its Common Stock were in compliance with the filing requirements of Section 16(a).

QUORUM AND REQUISITE VOTE

         Two persons present and each holding or representing by proxy at least one issued share of Common Stock constitute a quorum of Shareholders for the Meeting. Pursuant to applicable law, only votes cast "for" a matter constitute affirmative votes. Shares voted by a broker on a routine matter or matters (such as election of directors or approval of auditors) but as to which the broker indicates it lacks authority to vote on non-routine matters will be counted as present for purposes of determining the presence or absence of a quorum and as entitled to vote, and will be voted, with respect to the routine matter(s), but not entitled to vote, and will not be voted, with respect to the non-routine matter(s). Shares as to which a broker indicates it lacks authority to vote, or shares which the broker does not vote, will not be counted as present for purposes of determining the presence or absence of a quorum.

         The special resolution approving the amendment of the Company's articles to reduce the minimum number of directors of the Company must be passed by a majority of not less than two-thirds of the votes cast at the Meeting in person or represented by proxy voting in respect of such resolution. The ordinary resolution to remove L. James Porter as a director of the Company must be passed by a simple majority of the votes cast at the Meeting in person or represented by proxy voting in respect of such resolution. The three nominees for director receiving a plurality of the votes cast at the Meeting in person or by proxy shall be elected.

               INFORMATION FOR BENEFICIAL HOLDERS OF COMMON STOCK

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY PERSONS WHO BENEFICIALLY OWN COMMON STOCK BUT DO NOT HOLD COMMON STOCK IN THEIR OWN NAMES. Persons who do not hold their Common Stock in their own names (referred to in this Management Proxy Circular as "Beneficial Holders") should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Stock can be recognized and acted upon at the Meeting. If Common Stock are listed in an account statement provided to a Beneficial Holder by a broker, then in almost all cases those Common Stock will not be registered under the name of the broker or an agent of a broker. In Canada, the vast majority of such Common Stock are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Common Stock held by brokers or their nominees can only be voted (for or against resolutions) or withheld from voting upon the instructions of the Beneficial Holder. Without specific instructions, brokers/nominees are prohibited from voting Common Stock on behalf of their clients. The directors of the Company do not know for whose benefit the Common Stock registered in the names of CDS & Co. are held. Therefore, Beneficial Holders cannot be recognized at the Meeting for the purpose of voting their Common Stock in person or by way of proxy.

Applicable regulatory policy requires intermediaries and brokers to seek voting instructions from Beneficial Holders in advance of shareholders' meetings. Every intermediary and broker has its own mailing procedures and provides is own return instructions, which should be carefully followed by Beneficial Holders in order to ensure that their Common Stock are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Holder by its broker is identical to that provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Holder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corp. ("IICC"). IICC typically applies a special sticker to the proxy forms or, alternatively, prepares a separate "voting instruction" form, mails those forms to the Beneficial Holders and asks Beneficial Holders to return the proxy or voting instruction forms to IICC. IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Stock to be represented at the Meeting. A Beneficial Holder receiving a proxy with an IICC sticker on it, or a voting instruction form, cannot use that proxy or form to vote Common Stock directly at the Meeting - the proxy or form must be returned to IICC well in advance of the Meeting in order to have the Common Stock voted.

IF YOU ARE A BENEFICIAL HOLDER AND WISH TO VOTE IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BROKER OR AGENT WELL IN ADVANCE OF THE MEETING TO DETERMINE HOW YOU CAN DO SO.

                              APPROVAL OF CIRCULAR

         The undersigned hereby certifies that the contents and the sending of this Management Proxy Circular have been approved by the directors of the Company.

         DATED at Vancouver, British Columbia this 3rd day of July, 1998.

BY ORDER OF THE BOARD

HARISTON CORPORATION

/s/ JAMES P. ANGUS
Chairman, President and Chief Executive Officer

                                     ANNEX A

                         EXECUTIVE OFFICERS OF HARISTON

         The following individuals are the current executive officers of the Company. The executive officers of the Company are elected annually by the Board to serve until the next annual election of officers and until their respective successors have been elected and have qualified unless removed by the Board.

         JAMES P. ANGUS, age 51, was appointed President and Chief Executive Officer of the Company in December, 1997. See the biography of Mr. Angus included in this Proxy Statement.

         L. JAMES PORTER, age 33, has been Chief Financial Officer and Corporate Secretary of the Company and a Director since February 1995. Mr. Porter is a director of Arch Publishing Group, Inc., a private U.S. corporation engaged in multimedia software publishing and distribution. From September 1987 to February 1995, Mr. Porter was employed as a Senior Tax Manager and held various other positions with Arthur Andersen, Chartered Accountants. Mr. Porter is a Chartered Accountant and a Chartered Financial Analyst. Mr. Porter's ordinary residence is West Vancouver, British Columbia, Canada.

                                  Appendix A to
                          Management Proxy Circular of
                              Hariston Corporation
                                  July 3, 1998

SPECIAL RESOLUTION TO REDUCE THE MINIMUM NUMBER OF DIRECTORS TO THREE

RESOLVED, as a Special Resolution, that the articles of amalgamation of Hariston Corporation (the "Company") be amended to reduce the minimum number of directors of the Company to three (3) directors, and that any one director or officer of the Company be and he hereby is authorized and directed execute, on behalf of the Company, under the Company's seal or otherwise, and cause to be filed with the Director of the Canada Business Corporations Act, all necessary instruments to effect the foregoing.

                              HARISTON CORPORATION

                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 25, 1998

THIS PROXY IS SOLICITED BY MANAGEMENT IN CONJUNCTION WITH THE SPECIAL MEETING OF SHAREHOLDERS OF HARISTON CORPORATION TO BE HELD IN VANCOUVER, BRITISH COLUMBIA, CANADA, ON AUGUST 25, 1998 AT THE TIME AND LOCATION SET FORTH IN THE NOTICE OF SPECIAL MEETING DATED JULY 3, 1998.

The undersigned shareholder of HARISTON CORPORATION (the "Corporation") hereby appoints NEIL S. MACKENZIE, or failing him JAMES P. ANGUS, or instead of either individual:

_________________________________ of ___________________________,

with full power of substitution, as nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the special meeting (the "Meeting") of the shareholders of the Corporation to be held on August 25, 1998 and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same power as if the undersigned were present at the said meeting or any adjournment or adjournments thereof with respect to the matters set out below, any amendments or variations to such matters and any other matters properly to come before the meeting. WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS TO ANY MATTER DESCRIBED BELOW AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO WITH RESPECT TO THE PARTICULAR MATTER AS HE OR SHE THINKS FIT.

I direct that my registered common shares of the Corporation shall be voted or withheld from voting as specified below:

1. In respect of the Special Resolution, the full text of which is set forth in Appendix A to the Management Proxy Circular of the Corporation dated July 3, 1998, to reduce the minimum number of directors of the Company to three (3):

   FOR ___________                                      AGAINST ______________

2. In respect of an ordinary resolution to remove L. James Porter from the office of director of the Company:

   FOR ___________                                      AGAINST ______________

3. In respect of the election of Directors as follows:

   JAMES P. ANGUS             FOR ____________             WITHHELD ___________
   PHILIP J. LANGRIDGE        FOR ____________             WITHHELD ___________
   NEIL S. MacKENZIE          FOR ____________             WITHHELD ___________

THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.

DATED this ______ day of __________________, 1998.





                                       (x)
                                          -----------------------------------
NAME OF SHAREHOLDER (PLEASE PRINT)          SIGNATURE OF SHAREHOLDER

Address:
         -------------------------

---------------------------------

                             INSTRUCTIONS FOR PROXY

1. The shares represented by this Proxy will be voted on Items 1, 2 and 3 as the undersigned may have specified by marking an "x" in the spaces provided for that purpose. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE.

2. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXY HOLDER (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR THE SHAREHOLDER ON HIS OR HER BEHALF
   AT THE MEETING OTHER THAN THE PERSON DESIGNATED ABOVE. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE SPECIFIED PERSON AND BY INSERTING IN THE SPACE PROVIDED THE NAME OF THE PERSON THE SHAREHOLDER WISHES TO APPOINT INSTEAD.

3. This form of Proxy should be dated and must be executed by the shareholder or his or her attorney duly authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. If this form of Proxy is not dated, it will be deemed to bear the date on which it is mailed to the shareholder.

4. The signature should agree with the name on this form of Proxy. Executors, administrators, trustees, etc., should so indicate when signing. Where shares are held jointly, each owner must sign.

5. To be effective, this form of Proxy must be deposited with the Registrar and Transfer Agent of the Corporation, Montreal Trust Company, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9, not later than
   5:00 p.m. (Vancouver time), August 24, 1998.

6. IN THE CASE OF REVOCATION OF A PROXY PREVIOUSLY GIVEN, THIS FORM OF PROXY MUST BE DEPOSITED WITH THE REGISTERED OFFICE OF THE CORPORATION AT SUITE 1600, 925 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA, CANADA, V6C 3L2, AT ANY TIME UP TO AND INCLUDING THE LAST BUSINESS DAY PRECEDING THE MEETING OR ANY ADJOURNMENT THEREOF, OR WITH THE CHAIR OF THE MEETING ON THE DAY OF THE MEETING OR ANY ADJOURNMENT THEREOF. The accompanying Management Proxy Circular sets out the rights of the shareholder to revoke a proxy previously given in greater detail.